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                                                                  Exhibit 10.10

                                                                Loan No. 98-163
                                                     Woodmere Construction Loan

                                  PROMISSORY NOTE



$13,715,000.00  June 22, 1998


1.   PROMISE TO PAY.

     FOR VALUE RECEIVED, UNITED-WOODMERE, INC., an Illinois corporation ("MAKER") whose address is 2100 Golf Road, Suite 110, Rolling Meadows, Illinois 60008 promises to pay to the order of HELLER FINANCIAL, INC., a Delaware corporation, and its successors and assigns ("HOLDER") the sum of Thirteen Million Seven Hundred Fifteen Thousand and No/100 Dollars ($13,715,000.00), together with all other amounts added thereto pursuant to this Note or otherwise payable to Holder including, but not limited to, the amounts set forth in the Loan Agreement (as hereinafter defined) (the "LOAN") (or so much thereof as may from time to time be outstanding), together with interest thereon as hereinafter set forth, payable in lawful money of the United States of America. Payments shall be made to Holder at 500 West Monroe Street, 15th Floor, Chicago, Illinois 60661 (or such other address as Holder may hereafter designate in writing to Maker).

     This Note is secured by, among other things, that certain Mortgage, Assignment of Rents and Security Agreement of even date herewith (the "MORTGAGE") encumbering, among other things, the property commonly described as the Woodmere Project located on the east side of Lemont Road south of 75th Street in Darien, Illinois (the "PROPERTY"). This Note, the Mortgage, the Construction Loan Agreement of even date herewith (the "LOAN AGREEMENT") and any other documents evidencing or securing the Loan or executed in connection therewith, and any modification, renewal or extension of any of the foregoing are collectively called the "LOAN DOCUMENTS."

2.   PRINCIPAL AND INTEREST.

     So long as no Event of Default exists, interest shall accrue on the principal balance hereof from time to time outstanding and Maker shall pay interest thereon at a rate equal to a floating rate per annum equal to the Base Rate plus three and three-quarters percent (3.75%) (the aggregate rate referred to as the "INTEREST RATE"). "BASE RATE" shall mean the rate published each day in THE WALL STREET JOURNAL for notes maturing three (3) months after issuance under the caption "Money Rates, London Interbank Offered Rates (LIBOR)". The Interest Rate for each calendar month shall be fixed based upon the Base Rate published prior to and in effect on the first
(1st) business day of such month. Interest shall be calculated based on a 360 day year and charged for the actual number of days elapsed.


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3.   PAYMENT.

     Commencing July 1, 1998, Maker shall make monthly payments of interest in arrears on or before the first day of each month computed on the outstanding principal balance of the Loan at the Interest Rate.

     The Loan shall be due and payable on or before December 15, 1998, or any earlier date on which the Loan shall be required to be paid in full, whether by acceleration or otherwise ("MATURITY DATE").

4.   PREPAYMENT.

     Maker may prepay the Loan in full or in part without premium at any time subject to payment of the Participation (as defined in the Loan Agreement).

5.   DEFAULT.

     5.1  EVENTS OF DEFAULT.

     Any of the following shall constitute an "EVENT OF DEFAULT" under this
Note: (a) failure to pay any amounts owed pursuant to this Note within five
(5) calendar days after such payment is due; or (b) the occurrence of any default under any of the other Loan Documents, after giving effect to any applicable grace or cure period.

     5.2  REMEDIES.

     So long as an Event of Default remains outstanding: (a) interest shall accrue at a rate equal to the Interest Rate plus four percent (4%) per annum (the "DEFAULT RATE"); (b) Holder may, at its option and without notice (such notice being expressly waived), declare the Loan immediately due and payable; and (c) Holder may pursue all rights and remedies available under the Mortgage or any other Loan Documents. Holder's rights, remedies and powers, as provided in this Note and the other Loan Documents, are cumulative and concurrent, and may be pursued singly, successively or together against Maker, any guarantor of the Loan, the security described in the Loan Documents, and any other security given at any time to secure the payment hereof, all at the sole discretion of Holder. Additionally, Holder may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein, all in Holder's sole discretion. Failure of Holder, for any period of time or on more than one occasion, to exercise its option to accelerate the Maturity Date shall not constitute a waiver of the right to exercise the same at any time during the continued existence of any Event of Default or any subsequent Event of Default.

     If any attorney is engaged: (i) to collect the Loan or any sums due under the Loan Documents, whether or not legal proceedings are thereafter instituted by Holder; (ii) to


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represent Holder in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Note; (iii) to protect the liens and security interests of the Mortgage or any of the Loan Documents; (iv) to represent Holder in any other proceedings whatsoever in connection with this Note or any of the Loan Documents including post judgment proceedings to enforce any judgment related to the Loan Documents; or (v) in connection with seeking an out-of-court workout or settlement of any of the foregoing, then Maker shall pay to Holder all costs, attorneys' fees and expenses in connection therewith, in addition to all other amounts due hereunder.

6.   LATE CHARGE.

     If payments of principal and/or interest, or any other amounts under the other Loan Documents are not timely made or remain overdue for a period of five (5) days, Maker, without notice or demand by Holder, promptly shall pay an amount ("LATE CHARGE") equal to four percent (4%) of each delinquent payment.

7.   GOVERNING LAW; SEVERABILITY.

     This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois. The invalidity, illegality or unenforceability of any provision of this Note shall not affect or impair the validity, legality or enforceability of the remainder of this Note, and to this end, the provisions of this Note are declared to be severable.

8.   WAIVER.

     Maker, for itself and all endorsers, guarantors and sureties of this Note, and their heirs, successors and assigns and legal representatives, hereby waives presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and agrees that their respective liability shall be unconditional and without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Holder. Maker, for itself and all endorsers, guarantors and sureties of this Note, and their heirs, legal representatives, successors and assigns, hereby consents to every extension of time, renewal, waiver or modification that may be granted by Holder with respect to the payment or other provisions of this Note, and to the release of any makers, endorsers, guarantors or sureties, and of any collateral given to secure the payment hereof, or any part hereof, with or without substitution, and agrees that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to Maker or to any endorser, guarantor or surety and without affecting the liability of any of them.


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9.   SECURITY, APPLICATION OF PAYMENTS.

     This Note is secured by the liens, encumbrances and obligations created hereby and by the other Loan Documents and the terms and provisions of the other Loan Documents are hereby incorporated herein. Payments will be applied, at Holder's option, first to any fees, expenses or other costs Maker is obligated to pay under this Note or the other Loan Documents, second to interest due on the Loan and third to the outstanding principal balance of the Loan.

10.  MISCELLANEOUS.

     10.1 AMENDMENTS.

     This Note may not be terminated or amended orally, but only by a termination or amendment in writing signed by Holder.

     10.2 LAWFUL RATE OF INTEREST.

     In no event whatsoever shall the amount of interest paid or agreed to be paid to Holder pursuant to this Note or any of the Loan Documents exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Note and the other Loan Documents shall involve exceeding the lawful rate of interest which a court of competent jurisdiction may deem applicable hereto ("EXCESS INTEREST"), then IPSO FACTO, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such law and if, for any reason whatsoever, Holder shall receive, as interest, an amount which would be deemed unlawful under such applicable law, such interest shall be applied to the Loan (whether or not due and payable), and not to the payment of interest, or refunded to Maker if such Loan has been paid in full.
Neither Maker nor any guarantor or endorser shall have any action against Holder for any damages whatsoever arising out of the payment or collection of any such Excess Interest.

     10.3 CAPTIONS.

     The captions of the Paragraphs of this Note are for convenience of reference only and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.

     10.4 NOTICES.

     Notices shall be given under this Note in conformity with the terms and conditions of the Loan Agreement.


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     10.5 JOINT AND SEVERAL.

     The obligations of Maker under this Note shall be joint and several obligations of Maker and of each Maker, if more than one, and of each Maker's heirs, personal representatives, successors and assigns.

     10.6 TIME OF ESSENCE.

     Time is of the essence of this Note and the performance of each of the covenants and agreements contained herein.

11.  SALE OF LOAN.

     Holder, at any time and without the consent of Maker, may grant participations in or sell, transfer, assign and convey all or any portion of its right, title and interest in and to the Loan, this Note, the Mortgage and the other Loan Documents, any guaranties given in connection with the Loan and any collateral given to secure the Loan.

12.  VENUE.

     MAKER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO HOLDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE LITIGATED IN SUCH COURTS. MAKER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. MAKER HEREBY WAIVES ANY PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON MAKER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO MAKER, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.


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13.  JURY TRIAL WAIVER.

     MAKER, AND HOLDER BY ITS ACCEPTANCE OF THIS NOTE, HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY MAKER AND BY HOLDER, AND MAKER ACKNOWLEDGES THAT NEITHER HOLDER NOR ANY PERSON ACTING ON BEHALF OF HOLDER HAS MADE ANY REPRESENTATIONS OF FACT TO INCLUDE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. MAKER AND HOLDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT MAKER AND HOLDER HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. MAKER AND HOLDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

     IN WITNESS WHEREOF, Maker has executed this Note or has caused the same to be executed by its duly authorized representatives as of the date set first forth above.

                              MAKER:

                              UNITED-WOODMERE, INC., an Illinois
                              corporation



                              By:  ________________________
                              Name: William J. Crock, Jr.
                              Its: Vice President